Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-180057, 333-193001, and 333-193003 on Form S-8 of our report dated June 17, 2021, relating to the consolidated financial statements of Smith & Wesson Brands, Inc. and the effectiveness of Smith & Wesson Brands, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended April 30, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 17, 2021